Exhibit 99.1

BioTime and OncoCyte Corporation Publish Data on the Gene COL10A1 as a Marker and Potential Diagnostic for a Wide Array of Human Cancers

  Collagen Type X determined to be a protein specifically associated with tumor vasculature
  Antibodies to detect the protein planned to be one component of PanC-DxTM, a blood-based screen for multiple types of solid tumors

ALAMEDA, Calif.--(BUSINESS WIRE)--August 16, 2012--BioTime, Inc. (NYSE MKT: BTX) and BioTime’s subsidiary OncoCyte Corporation today announced the publication of a scientific report on the gene COL10A1 and its potential as a marker for numerous types of human cancers. The paper, published in the peer-reviewed journal Future Oncology and available online today, describes the microarray-based approach used to identify COL10A1 as a pan-cancer biomarker with significantly elevated expression in diverse malignant tumor types including cancers of the breast, stomach, colon, lung, bladder, pancreas, and ovaries. In addition, the protein was shown to be specifically localized within tumor vasculature. Combined, these findings will be an important basis for the development and application of new diagnostic and therapeutic strategies, including the measurement of Collagen Type X in the blood as a screen for the presence of cancer, the use of antibodies that recognize and bind to the protein to visualize and locate tumors in the body, and the targeted delivery of tumor-destroying agents.

“These findings are significant on several levels,” said Karen Chapman, PhD, Director of Bioinformatics at OncoCyte and lead author of the report. “COL10A1, the gene that encodes Collagen Type X, is normally only expressed in a specific zone within developing bones and is generally not expressed in most adult cells and tissues. This low background expression, taken together with the significant expression that we observed in many tumor types, underscores the potential use of this biomarker as a novel diagnostic and therapeutic target for many cancer types.”

“As a result of the studies described in today’s publication, OncoCyte has generated five proprietary monoclonal antibodies to Collage Type X for use in developing novel cancer diagnostics, imaging agents and targeted therapeutics,” said Joseph Wagner, PhD, CEO of OncoCyte and co-author of the study. “Given the broad expression of this protein across numerous tumor types and its association with tumor vasculature, characterization of this marker in cancer patients’ blood samples has become a priority at OncoCyte. Upon validation of their performance in detecting cancers from patient samples, these antibodies are candidates for inclusion in PanC-DxTM, a low-cost, easy-to-use product with broad cancer detection ability slated for launch in 2014.”

PanC-DxTM is being developed to detect the presence of a variety of human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon, during routine check-ups. By facilitating early non-invasive cancer detection through a blood test, PanC-DxTM could lead to more successful therapeutic outcomes while simultaneously reducing the costs of cancer monitoring and globally increasing the availability of affordable cancer screening. OncoCyte first announced the development of PanC-DxTM during December 2011 and intends to launch the product in Europe in 2014 before seeking the required approval by the Food and Drug Administration to market PanC-DxTM in the United States.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary, LifeMap Sciences, Inc., markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About OncoCyte Corporation

OncoCyte Corporation is a majority-owned subsidiary of BioTime, Inc. OncoCyte's mission is to develop novel products for the diagnosis and treatment of cancer in order to improve both the quality and length of life of cancer patients. OncoCyte's molecular diagnostics division is developing products for earlier detection of a variety of cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapies to treat cancer based on the unique biology of vascular precursor cells. The goal of OncoCyte's therapeutic research efforts is to derive vascular cells that can be engineered to deliver a toxic payload to the developing blood vessels of a malignant tumor to destroy the tumor without killing nearby normal tissues in the body. Additional information on OncoCyte can be found on the web at www.oncocyte.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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